AMENDED
                   STOCK EXCHANGE AND PLAN OF MERGER AGREEMENT


         THIS STOCK EXCHANGE AND PLAN OF MERGER AGREEEMNT (this "Agreement") is entered into as of this 8th day of September 2006, by and among GALTECH SEMICONDUCTOR MATERIALS CORPORATION, a Utah corporation ("GALTECH") and CBM GROUP, INC., a Nevada corporation ("CBM"). The Boards of Directors of GALTECH and CBM have each unanimously approved this Agreement and will each submit the essence of this Agreement to a vote of shareholders as soon as practical.


                                   WITNESSETH

         WHEREAS, GALTECH and CBM have each determined to engage in the transactions contemplated hereby, pursuant to which GALTECH will distribute all, if any, of its capital stock interest in any subsidiary company to the existing shareholders of GALTECH (the "Spin-offs") and GALTECH shall capitalize a New Corporation ("NUCO") with all the assets, liabilities and current operations of GALTECH, and after the occurrence of such Spin-offs and formation and capitalization of NUCO by GALTECH, the CBM Shareholders will exchange (the "Exchange") all of their shares of CBM Common Stock par value $0.001 per share ("CBM Common Stock"), for shares of GALTECH's Common Stock, par value $0.00025 per share ("GALTECH Common Stock"), upon the terms and subject to the conditions set forth herein.

         WHEREAS, prior to the occurrence of the Exchange, each share of CBM Preferred Stock, Series A, par value $0.001 per share ("CBM Preferred Stock"), will be converted into CBM Common Stock in accordance with CBM's Articles of Incorporation. Shares of CBM Common Stock and CBM Preferred Stock are sometimes collectively referred to herein as "CBM Shares."

         WHEREAS, prior to the occurrence of the Exchange, each share of GALTECH Preferred Stock, par value $0.00025 ("GALTECH Preferred Stock"), will be converted into GALTECH's Common Stock in accordance with GALTECH's Articles of Incorporation as may be amended (the "Articles of Incorporation") and there shall be a reverse split of stock that results in no more than 7,000,000 shares of GALTECH stock issued and outstanding.

         WHEREAS, prior to the Exchange, all present assets, liabilities and operations of GALTECH will be contributed capital for ownership of a wholly owned subsidiary of GALTECH, hereinafter a New Corporation, ("NUCO" which shall be renamed "Galtech Semiconductor Materials Corporation" after the Exchange), as a wholly owned subsidiary of GALTECH, with the shares of "NUCO" spun off to existing shareholders.

         WHEREAS, the capitalization of NUCO with the existing assets, liabilities, and operations of GALTECH, and when approved, just prior to the Exchange, shall all be assumed and owned by NUCO with NUCO indemnifying GALTECH against any and all outstanding liabilities, and with NUCO thereinafter being a wholly owned subsidiary of GALTECH, GALTECH issuing the total number of shares that are equal to the total number of shares currently outstanding in GALTECH, par value $0.00025, being the total number of shares of NUCO issued and outstanding after its capitalization by GALTECH.

         WHEREAS, just prior to the Exchange of CBM Shares for GALTECH shares, the sole assets of GALTECH shall be its ownership of the NUCO shares with GALTECH having no liabilities, or any contingent liabilities not disclosed in writing, and GALTECH being indemnified by NUCO. At the time of the actual Exchange of CBM Shares for GALTECH shares, but just prior to the Exchange, GALTECH shall spin off all GALTECH owned shares, which would be equal to the same number of shares of GALTECH, to existing shareholders of GALTECH.

         WHEREAS, GALTECH Shareholders shall approve a reverse split of all committed and outstanding shares of GALTECH, including warrants if any, to a total of committed and outstanding shares of GALTECH not to exceed 7,000,000 shares just prior to the Exchange.

         WHEREAS, the Board of Directors of GALTECH has approved, and has resolved to recommend to its shareholders that shareholders of GALTECH approve, the Exchange and this Agreement, the reverse split of all common shares not to exceed 7,000,000 shares, capitalization of NUCO by the current assets, liabilities and operations of GALTECH, and the name change of GALTECH to CBM Technologies Group, Inc. concurrently with execution of the Exchange.

         WHEREAS, the Board of Directors and Shareholders of CBM has approved the Exchange and this Agreement, and the respective exchange of 1,563,521 shares of CBM Common Stock for Sixty Three Millions (63,000,000) shares of GALTECH shares, being initially -4,096,926 of GALTECH Common, 25,903,074 shares of Series B Convertible Preferred with each eleven (11) shares or fraction thereof combing to have the equivalent vote of one (1) Common share with its pendent voting rights, and issuance of 33,000,000 Contingent Common shares that would become Common but initially have no voting rights until events are achieved or otherwise reached, and with the name change of GALTECH to CBM Technologies, Inc. and the re-chartering of GALTECH to be a Nevada Corporation, concurrently with the execution of the Exchange.

         WHEREAS, the Directors of CBM, Daniel W. and Yolanda T. Cook, are hereby making certain representations, warranties, covenants and agreements in support of the transactions contemplated by this Agreement.

         WHEREAS, the Board of Directors of GALTECH are hereby making certain representations, warranties, covenants, and agreements on behalf of GALTECH regarding support of expenses for this transaction in the amount of $30,000 plus GALTECH paying for the cost of audits, with audit approval and expense support on terms mutually satisfactory to the Board of Directors of CBM, with one term initially being that GALTECH tender $10,000 to Dan Behles, Esq., in the name of CBM Group, being a good faith non-refundable deposit that this Agreement will receive all necessary approvals by GALTECH Directors and shareholders and result in a definitive agreement that completes this contemplated transaction.

         WHEREAS, simultaneously with the Exchange, GALTECH will cause to have a new corporation formed, chartered in the State of Nevada, named CBM IPA, Inc., in which all IP assets that where owned by CBM Group, Inc., are used to capitalize CBM IPA, Inc., with all outstanding and issued shares of CBM IPA,

Inc. being owned by GALTECH, making CBM IPA a wholly owned subsidiary of GALTECH owning any and all IP Assets, now and in the future, or until there is action by GALTECH shareholders to change or eliminate this fundamental need to have all IP used by operating companies in a non-operating company, as a business strategy that provides safety and security for owned assets.

         WHEREAS, the parties intend that the formation and capitalization of NUCO by GALTECH to qualify as a non-taxable event and for the Exchange to qualify as a plan of reorganization in accordance with the provisions of Section 368 (a) of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein or by separate agreement, and for the purposes of setting forth the terms and conditions of said merger, the mode of carrying same into effect, the manner and basis of exchanging the shares of GALTECH SEMICONDUCTOR MATERIALS CORPORATION for shares of CBM GROUP, INC., and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

                                    Article I
        NAMES OF CORPORATIONS, ADDRESSES, JURISDICTION AND GOVERNING LAW

         The names, addresses, and jurisdiction of the constituent corporations and the governments under the law of which they are respectively organized are:

     Name and Address of Corporation              Jurisdiction and governing Law
     -------------------------------              ------------------------------

     CBM Group, Inc.                                   Nevada
     t/b/k/a  Hydroscope Technologies, Inc.
     920 Galeras St., NW
     Albuquerque, NM 87120
     (505) 345-1897

     Galtech Semiconductor Materials Corporation,      Utah (to be re-chartered
     t/b/k/a  CBM Technologies Group, Inc.             in Nevada)
     25308 SE 35th Street
     Issaquah, WA
     (425) 391-3019

     CBM IPA, Inc. (new corp.)                         Nevada
     920 Galeras St., NW
     Albuquerque, NM 87120
     Can be reached at: (505) 345-1897

     NUCO                                              Wyoming
     25308 SE 35th Street
     Issaquah, WA

                                   Article II
                        MERGER AND SURVIVING CORPORATIONS

         At the Closing Date, as hereinafter defined, the CBM stockholders will transfer all the issued and outstanding shares of CBM to GALTECH in exchange for the issuance of 63,000,000 shares of GALTECH to the following individuals or entities, in the following amounts:

Daniel W. and Yolanda T. Cook......................19 shares of Common
Thomas J. Lakeman..................................965,993 shares of Common
William Keller.....................................232,936 shares of Common
Donald D. and Nancy A. Cook Revocable Trust........13,239 shares of Common
David and Carmela Walentowski......................6,620 shares of Common
Daniel W. and Yolanda T. Cook......................25,903,074 Convert. Preferred
Cook Family Trust #1...............................1,217,444 shares of Common
Cook Family Trust #2...............................1,162,185 shares of Common
Cook Grandchildren Trust...........................498,490 shares of Common
Daniel W. and Yolanda T. Cook......................29,700,000 Contingent Common
Cook Family Trust #1...............................1,395,900 Contingent Common
Cook Family Trust #2...............................1,332,540 Contingent Common
Cook Grandchildren Trust...........................571,560 Contingent Common

The separate existence of CBM shall not cease. CBM shall continue as a corporation organized under the laws of the State of Nevada, and GALTECH, now a Utah corporation, shall continue as a corporation reorganized under the laws of the State of Nevada.


                                   Article III
                        TERMS AND CONDITIONS OF EXCHANGE

         The terms and conditions of the Exchange are (in addition to those set forth elsewhere in this Agreement) as follows:

         Prior to the Closing Date, GALTECH shall:

         (a) GALTECH will distribute all, if any, of its capital stock interest in any subsidiary company to the existing shareholders of GALTECH; and

         (b) GALTECH will seek and obtain shareholder approval for a reverse split of outstanding shares so as to cause a total of no more than 7,000,000 GALTECH Common Shares to be outstanding on the Closing Date, with no other shares of any kind issued or outstanding; and

         (c) GALTECH shall cause to have shareholders increase the number of Preferred Shares authorized to accommodate the terms of this Agreement, have any existing Preferred Shares of GALTECH converted into GALTECH Common Shares, with the number of converted Preferred Shares being part of the 7,000,000 GALTECH

Common Shares outstanding on the Closing Date, and make the necessary accommodation to have a new class of Contingent Common, convertible into Common, be authorized by Shareholders; and

         (d) GALTECH shall capitalize a New Corporation ("NUCO") with all the assets, liabilities and current operations of GALTECH; and

         (e) GALTECH shall complete its audits for 2004 and 2005, make necessary filings with the SEC to become current with all required SEC filings, and provide CBM Directors copies of all audits and SEC filings, which is a prerequisite to closing, and with such audits and filing made or presented in such a fashion to be acceptable to the Directors of CBM Group, Inc.; and

         (f) GALTECH shall provide CBM Directors with current Articles of Incorporation and Bylaws as may have been amended and as may need to be amended to complete this Exchange prior to Closing; and

         (g) GALTECH shall affirm it will provide $30,000 in expenses to complete this transaction, with additional expense funding being provided by others in a way of a loan, and or a commitment to purchase newly issued GALTECH shares after completion of this Exchange, on terms of prior approval and on terms mutually satisfactory to CBM Directors, with newly issued shares to pay expenses paid by others, issued at a price to be determined and issued as soon after the closing date as practicable.

         Prior to the Closing Date, CBM shall:

         (a) CBM's Directors, Daniel W. and Yolanda T. Cook, shall obtain approval of more than 50% of all existing shareholders of CBM Group, Inc., approving this Exchange; and

         (b) GALTECH, CBM Group, Inc. along with the Daniel W. and Yolanda T. Cook shall seek and support either Plan approval, and or the dismissal or suspension of the Cook's personal Chapter 11 Case now pending in U.S. Bankruptcy Court, District of New Mexico, thus causing the issuance of contingent common shares to be converted into common shares;

         (c ) CBM shall provide GALTECH with current un-audited financial statements (if audited statements are required by GALTECH, GALTECH agrees to pay the appropriate CBM auditing fees); and

         (d) CBM shall provide GALTECH with a current listing of all patents, trademarks, and applications owned by CBM and all patents, and any and all patents and applications that are owned by Daniel W. and Yolanda T. Cook individually which are not part of this Exchange.

         On the Closing Date:

         (a) CBM and GALTECH shall thereupon each continue to possess all its own rights, privileges, immunities and franchises of a public and private nature, and be subject to all its own restrictions, disabilities and duties; and all property, real, intellectual, personal and mixed, and all debts due to either CBM or GALTECH respectively on whatever account, and all other things in action and every other interest of, or belonging to, or due to, either CBM or GALTECH respectively, with each continuing to be vested in each separate corporation only; and the title to any real estate, intellectual property, or any interest therein, vested by deed or otherwise in either CBM or GALTECH shall not revert or be in any way impaired by reason of the merger, notwithstanding that CBM Group owes Hydroscope Canada Inc. $175,000 for the payment of assets purchased, including IP; but all rights of creditors and all liens upon any property of either CBM or GALTECH shall be preserved unimpaired but GALTECH acknowledges there is an alleged lien on IP owned by CBM and Scott Garrett has filed an action against CBM alleging the sale of IP from Hydroscope Canada to CBM was a fraudulent conveyance, both of which claims Directors of CBM and GALTECH believe have no merit, and all liabilities and obligations of CBM and GALTECH shall continue to be the responsibility of each separate corporation and may only be enforced against each separate corporation as if the merger had not taken place; and neither CBM nor GALTECH may be substituted for the other entity in any action or proceeding by or against either corporation, notwithstanding that any and all IP owned by CBM Group at the time of the Exchange is used to capitalize CBM IPA, INC, who thereinafter owns all IP of CBM Group, Inc.

         (b) All corporate acts, plans, policies, contracts, approvals and authorizations of CBM and its Stockholders, Board of Directors, committees elected or appointed by the Board of Directions, officers and agents, which were valid and effective immediately prior to the Closing Date shall be as effective and binding thereon as if the merger had not taken place.

         (c) The incumbent Directors and officers of CBM and GALTECH as of the Closing Date shall not be changed as part of the merger except that Daniel W. Cook shall be appointed chief executive officer and a member of the Board of Directors of GALTECH and CBM IPA, Inc. and that Garrett Quintana shall be appointed a member of the Board of Directors of CBM and CBM IPA, Inc.

         (d) That as part of the terms of this Exchange, shareholders and Directors of GALTECH are approving an Incentive Stock Option Plan with an evergreen clause, causing there be an allocation and authorization of 15% of voting stock of GALTECH outstanding allocated to award under this ISO Plan, and the ISO Plan offered by CBM be acceptable to GALTECH shareholders.

         (e) That compensation packages for Directors, Officers, and employees, all include participation in the ISO Plan.


                                   Article IV
                     MANNERS AND BASIS OF EXCHANGING SHARES
                             AND RELATED PROVISIONS

         The manner and basis of exchanging the issued and outstanding CBM Shares for shares of GALTECH and the mode of carrying the merger into effect are as follows:

         Each CBM Shareholder shall deposit a stock certificate or certificates representing their shares of CBM Common Stock authorized via the terms of this Exchange in custody with the Directors as custodial agents and attorneys-in-fact to be held by them in accordance with the terms and conditions of this Agreement. To facilitate the actions taken by the Directors, or either of them, as custodial agent(s), pursuant to the consummation of the Exchange in accordance with the terms and conditions of this Agreement, each CBM Shareholder irrevocably constitutes and appoints the Directors, or either of them, their true and lawful attorneys-in-fact, to:

         (a) hold the number of shares of each CBM Shareholder in custody, as custodial agent, pending the satisfaction of the terms and conditions of this Agreement required to permit the Exchange on the Closing Date;

         (b) release from custody and exchange, assign, transfer and deliver to GALTECH stock certificates representing the number of CBM Shares upon the satisfaction of those terms and conditions of this Agreement required to permit the Exchange on the Closing Date;

         (c) complete, execute and deliver all such stock certificates, stock powers, orders, receipts and other writings and in general do all things and take all actions which they, in their sole discretion as Directors, or either of them, consider necessary or proper in connection with the consummation of the Exchange and to comply with the other terms and conditions of this Agreement.

         (d) all shares of stock into which CBM Shares shall have been exchanged pursuant to this Article IV shall be issued in full satisfaction of all rights pertaining to such transferred shares.

         (e) the Boards of CBM and GALTECH agree, which forms the value bases of this Exchange, that JUST the applicable United States intellectual property (IP) owed by CBM being acquired in this Exchange by GALTECH, to be owned by CBM IP, Inc., notwithstanding nor including any IP coverage and value for other pipelines such as sewer and IP value applicable to other countries being acquired in this Exchange, this IP for the United States market has a minimum value as it is applicable to just community waterlines, of $77,458,000, based on an appraisal of that IP, commissioned by Wells Fargo Bank, N.A., completed by Robinwood Consulting, Mark A. Peterson, the appraisal report dated January 17, 2006, when the footage of 8.387 billion feet of community waterlines is substituted for the 93 million feet used by Robinwood Consulting, without changing any methodology of that appraisal report, which is disagreed with, and with the substitution of the more correct footage of 8.387 billion feet, obtained from the United States Environmental Protection Agency (EPA), and not withstanding that because of the cloud of the Wells Fargo asserted lien at the time of this transaction and the Scott Garrett lawsuit against CBM, both of which Directors believe have no merit, this "midpoint/average value" of $77,458,000 for U.S. IP, NOT INCLUDING VALUE OF OTHER IP COVERAGE BEING ACQUIRED BY GALTECH, would otherwise be reflected in the trading price of the GALTECH stock upon the completion of this Exchange, notwithstanding assertions made by Wells Fargo and Scott Garrett.

         The power of attorney granted to the Directors, as custodial agents or agent, is an agency coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of any of the CBM Shareholders or by operation of law, whether by death or incapacity of any of the CBM Shareholders or by the occurrence of any other event or events (including without limitation, the termination of any trust or estate for which any CBM Shareholder may be acting as a fiduciary or the dissolution of any corporation or partnership). Notwithstanding any of the foregoing provisions of this Article IV, after the date of the termination of this Agreement, if terminated without there being an Exchange, any of the CBM Shareholders shall have the power, upon written notice to the Directors, as custodial agent, to terminate the power of attorney granted in this Article IV subject, however, to all lawful actions done or performed pursuant to this Article IV prior to the receipt by the Directors of actual notice of such termination of the power of attorney. The Directors, or either of them, agree to accept the terms and conditions of the power of attorney granted to them by the CBM Shareholders in this Article IV.

         Subject to the terms and conditions of this Agreement, on the Closing Date the CBM Shareholders agree to exchange, assign, transfer and deliver all of their CBM Shares for shares of GALTECH Stock and GALTECH agrees to exchange therefore and assign, transfer and deliver to the Directors, as custodial agents and attorneys-in-fact as provided in this Article IV, a total of 63,000,000 shares of GALTECH Stock as designated herein, with certificates totaling 63,000,000 in the amounts, to the parties, and in the designations as set forth herein in ARTICLE II. Upon the satisfaction of those terms and conditions of this Agreement required to permit the Exchange on the Closing Date, including any requirements of the FCC, the Directors, or either of them shall be, and they hereby are, authorized by the CBM Shareholders to release the shares of CBM Stock from custody and exchange, assign, transfer and deliver such shares to GALTECH in exchange for GALTECH shares as designated.


                                    Article V
                       CHARTER OF INCORPORATION AND BYLAWS

         (a) The Charters [Articles] of Incorporation of CBM, GALTECH, and CBM IPA, Inc. as existing and or as may be constituted immediately prior to the Closing Date, shall continue in effect without any amendment thereto as part of the merger, acceptable to both CBM and GALTECH.

         (b) The Bylaws of CBM, GALTECH, and CBM IPA, Inc. as existing and or as constituted immediately prior to the Closing Date shall, upon the merger becoming effective, continue in effect without any amendment thereto as part of the merger except that the Bylaws of GALTECH shall be amended so as to include as officers of that corporation a chief executive officer and the identification of the duties and authority of each such officer as may be amended.



                                   Article VI
                     OTHER PROVISIONS WITH RESPECT TO MERGER
         GALTECH, or its Directors(1), shall be responsible for any and all fees and expenses required to effectuate this Agreement, to and including:



--------
(1) Any extraordinary fees and expenses paid by a Galtech Director, exceeding $30,000, itemized as subparagraphs c - h of this Article VI, shall be reimbursed to said Director at closing via newly issued stock in the reconstituted GALTECH.

         (a) all fees and expenses related to GALTECH audits; and

         (b) all fees and expenses related to GALTECH proxies; and

         (c) all fees and expenses related to GALTECH attorney fees and CBM attorney fees, CBM attorney fee accruals, only with the prior approval of GALTECH, necessary to effectuate the Exchange, but not including any fees or expenses specific to the Cook's Personal Chapter 11, but for the $10,000 initially paid Dan Behles as a unrefundable $10,000 deposit to induce CBM Group, Inc. and its Directors and shareholders to approve this Exchange, and hence no fees or expenses related to the possible CBM-Cook License Agreement approval or possible future purchase of IP personally owned by the Cooks, unless GALTECH otherwise agrees to pay expenses so it can obtain a license or ownership of the IP presently owned by the Cooks individually; and

         (d) all fees and expenses related to GALTECH SEC filings, pre and post merger reporting requirements; and

         (e) all fees and expenses incurred by GALTECH in any marketing of the expense money related to paying for this Exchange; and

         (f) all fees and expenses related to any required legal, accounting and/or auditing opinions; and

         (g) any and all other fees and expenses related to effectuating the Exchange and this Agreement.

         (h) any and all fees, if any, regarding finders fees payable to Silver Fisher, not to exceed $20,000, or if agreed, the issuance of GALTECH Common for said services of Mr. Fisher.

         GALTECH is a publicly traded company. This Agreement shall remain confidential until such time as the appropriate SEC filings are made by GALTECH. Any breach of Agreement confidentiality by any of the parties hereto, or by others provided confidential information by any party to this agreement, shall be cause for this Agreement to be rescinded.

         Registration Rights of GALTECH shares issued to CBM Shareholders or "Holders". The Holders of Registrable Securities shall have the right upon the affirmative vote of the majority of the Registrable Securities being issued to require that GALTECH register, using a registration statement in such form as is then available to GALTECH under the Securities Act, the Registrable Securities and GALTECH shall use its reasonable best efforts to have such Registrable Securities registered by GALTECH, or a pro-rate percentage of such securities, under the Securities Act. In addition, GALTECH shall be obligated to file and cause to become effective, when requested by any Holder or Holders and at such time as such registration is available, a registration statement in such form as is then available to GALTECH under the Securities Act, with respect to shares of Registrable Securities, and if not done with a planned private placement, the party requesting registration shall bear the expense. The managing underwriter of any offering pursuant to this Article, if any, shall be a recognized investment banking firm selected by the affirmative vote of a majority of Registrable Securities held by participating Holders and reasonably acceptable to GALTECH. If, in the reasonable judgment of the managing underwriter, if any, the inclusion of all of the participating Holders' Registrable Securities would interfere with the successful marketing of another GALTECH offering, then the total number of Registrable Securities to be included in the registration statement, if any, shall be reduced pro rata among such participating Holders, or as may be otherwise agreed, based upon the dollar amount of Registrable Securities that each participating Holder had requested initially to be included in the offering, until the required level is obtained.


                                   Article VII
                  APPROVAL AND EFFECTIVE CLOSING OF THE MERGER

         The Closing Date of this Agreement, as defined herein by this Article VII, shall be no later than thirty (30) days after execution of this Agreement, unless otherwise mutually extended, and when all of the following actions shall have been taken:

         (a) after this Stock Exchange and Plan of Merger Agreement shall have been adopted by the respective Board of Directors of CBM and GALTECH; and

         (b ) after GALTECH and CBM shall enter into a "Representations and Warranties" agreement, mutually satisfactory to both parties, that shall be executed before the Closing Date; and

         (c) after GALTECH has provided CBM Directors with current tax returns and current audited statements that are not materially different from the reported condition of GALTECH's third quarter 2004 SEC filings; and

         (d) after GALTECH shall provide CBM a legal opinion letter, satisfactory to CBM Directors, prior to the Closing Date; and

         (e) after the fulfillment of any requirements for qualification of the exchange under applicable securities laws, rules and regulations, and this Exchange is a tax free exchange; and

         (f) after GALTECH complies with requirements of the State of Utah, if any, prerequisite to the effective date of the merger of a Utah corporation, including without limitation (a) with respect to any rights of dissenting shareholders of GALTECH, (b) any filings necessary to reflect a change of ownership or a change in the composition or membership of the Board of Directors, and (c) any and all changes necessary in GALTECH Articles to consummate this Exchange.

         The effective time of the closing of the Exchange (the "Closing") will take place as soon as practicable after the parties hereto are in a position to satisfy or waive the conditions set forth in Article III, Article VII, and any other conditions elsewhere in this Agreement. The Closing shall take place at a date and time to be mutually agreed upon by the parties at the offices of Ussery & Parrish, P.C., 501 Tijeras NW, Suite 200, Albuquerque, NM 87102, unless a different place is agreed to by the parties hereto. Each party shall notify each other party when the party believes that the Closing could take place as soon as ten (10) days later. When the last party has given such notice, a tentative Closing date shall be scheduled at least ten (10) days in advance (the

"Tentative Closing Date"), provided that the establishment of the Tentative Closing Date shall not modify the requirements of this Article VII or prevent the Closing from occurring earlier than the Tentative Closing Date. The actual date of the occurrence of the Closing in accordance with this Article VII shall be referred to as the "Closing Date."

         For the convenience of the parties and to facilitate the prompt execution of this Agreement, any number of counterparts hereof may be executed and faxed to each party, and each such counterpart shall be deemed to be an original instrument.

         This Agreement cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

                                  Article VIII
                                  Miscellaneous

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may not be modified or amended except in writing signed by both parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Any counterpart may be delivered by facsimile transmission. Any facsimile signature shall be replaced with an original signature as promptly as practicable. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada, applicable to contracts made and to be performed in Nevada. Any and all irresolvable disputes shall be submitted to the courts of Nevada in the City of Las Vegas. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto. This Agreement shall not be assignable by either party. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit or be enforceable by any other party, under the third party beneficiary doctrine or otherwise.

PARTIES:   Dated: September 8, 2006

                                            CBM Group, Inc.
                                            a Nevada Corporation


                                            By /s/ Daniel W. Cook
                                               --------------------------------
                                               Daniel W. Cook, President


                                            GALTECH SEMICONDUCTOR
                                            MATERIALS CORPORATION
                                            a Utah Corporation

                                            By /s/ Garrett Quintana
                                               --------------------------------
                                               Garrett Quintana, President

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